Exhibit 1

PLEASE CONSENT TODAY!

▼ PLEASE DETACH CONSENT CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED ▼

W H I T E C O N S E N T

THIS WRITTEN CONSENT IS SOLICITED ON BEHALF OF DAVIDSON KEMPNER

This written consent is solicited on behalf of Davidson Kempner Capital Management LLC and certain affiliated entities and persons (“Davidson Kempner”), and not on behalf of the Board of Directors of Sun-Times Media Group, Inc., a Delaware corporation (“Sun-Times”). Unless otherwise indicated below, the undersigned, a stockholder of record of shares of Class A Common Stock, par value $0.01 per share (the “Common Stock”), of Sun-Times, as of December 1, 2008, the record date established for determining stockholders entitled to consent to the following actions (the “Proposals”), hereby consents, pursuant to Section 228 of the Delaware General Corporation Law, with respect to all shares of Common Stock held by the undersigned, to the adoption of the below-described Proposals without a meeting of the stockholders of Sun-Times.

IN THE ABSENCE OF “DOES NOT CONSENT” OR “ABSTAIN” BEING INDICATED WITH RESPECT TO CERTAIN PROPOSALS, THE UNDERSIGNED HEREBY CONSENTS TO EACH SUCH PROPOSAL.

This written consent revokes all prior written consents given by the undersigned with respect to the matters covered hereby.

Your consent is important! Please sign, date and return this written consent form in the enclosed postage-paid envelope TODAY

[continued and to be signed on the reverse side]

YOUR CONSENT IS IMPORTANT

PLEASE REVIEW THE CONSENT STATEMENT AND SUBMIT YOUR CONSENT TODAY:

Consent by Mail – Please sign, date and return the consent card in the envelope provided, or mail to: Davidson Kempner Capital Management LLC, c/o Innisfree M&A Incorporated, FDR Station, P.O. Box 5155, New York, New York 10150-5155.

▼ PLEASE DETACH CONSENT CARD HERE, AND SIGN, DATE AND RETURN IN THE ENVELOPE PROVIDED ▼

DAVIDSON KEMPNER RECOMMENDS THAT YOU CONSENT TO PROPOSALS 1, 2 AND 3 BELOW.	CONSENT	DOES NOT CONSENT	ABSTAIN

Proposal 1 (Bylaw Restoration Proposal): RESOLVED, that any provision of the bylaws of Sun-Times Media Group, Inc. as of the effectiveness of this resolution that were not included in the amended and restated bylaws filed with the Securities and Exchange Commission on May 9, 2008, be and are hereby repealed:

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Proposal 2 (Removal Proposal): RESOLVED, that (i) each member of the board of directors of Sun-Times Media Group, Inc. at the time this resolution becomes effective (other than Robert B. Poile), and (ii) each person appointed to the Board to fill any vacancy or newly-created directorship prior to the effectiveness of Proposal 3 (Election Proposal), be and hereby is removed:

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Proposal 3 (Election Proposal): To elect each of the following three (3) individuals to serve as a director of Sun-Times Media Group, Inc. (or, if any such nominee is unable or unwilling to serve as a director of Sun-Times Media Group, Inc., any other person designated as a nominee by the remaining nominee or nominees):

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(01) Jeremy L. Halbreich (03) Michael E. Katzenstein (02) Robert A. Schmitz
To withhold authority to consent to the election of one or more of the Nominees, check the “CONSENT” box above and write the candidate(s) number(s) for whom you wish to withhold your consent in the space below.

WITHHOLD CONSENT FOR: _________________________________

Neither Proposal 1 nor Proposal 2 is subject to, or is conditioned upon, the effectiveness of the other Proposals. Proposal 3 is conditioned in part upon the effectiveness of Proposal 2. If none of the then existing members of (or appointees to) the Sun-Times Board are removed in Proposal 2, and there are no vacancies to fill, none of the Nominees can be elected pursuant to Proposal 3.

IN ORDER FOR YOUR CONSENT TO BE VALID, IT MUST BE DATED.
Date , 2008

Signature of Stockholder

Signature (if held jointly)

Name and Title of Representative (if applicable)

Please sign exactly as name appears hereon. If the shares are held by joint tenants, both should sign. When signing as executor, administrator, trustee, guardian, or other representative, please give full title. If a corporation, please sign in full corporate name by an authorized officer. If a partnership, please sign in partnership name by an authorized person.